Exhibit 10.20

EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (the “Agreement”) is entered into by and between the following parties effective as of May 18, 2010 in Beijing.

Pledgee:	Tri-Tech (Beijing) Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the Peoples Republic of China (the “PRC”).

Registered Address: Room 1102 Beiguang Plaza, No. 23 Huangsi Avenue, Xicheng District, Beijing, PRC.

Business Address: Room 5D, Section A, Building 2 of Jinyuanshidai Business Center, No. 2 East Landianchang Road, Haidian District, Beijing, PRC.

Pledgor:	(1) Cheng Guang, a citizen of the PRC.
ID No.: 110105196301130950
Address: No.2, Building 63, No. 2 of Beiyuan, Chaoyang District, Beijing, PRC.

(2) Ma Hongzhi, a citizen of the PRC.
ID No.: 370631197202121015
Address: No.1711, Building 2, No.2 of Anhuidongli, Chaoyang District, Beijing, PRC.

(Cheng Guang and Ma Hongzhi are collectively referred to as “Pledgor”)

WHEREAS, Plegdee is a wholly foreign-owned enterprise duly established and valid existing in Beijing under the laws of the PRC. With the approval of relevant PRC authorities, it is permitted to engage in the development and manufacture of computer hardware, fittings, outer equipment, intelligent measurement and control system equipment and fittings, the design of network systems, system integration, the service of network and communication technology, technical consulting and service for the products manufactured by it, and sales of such products. Pledgee and Beijing Satellite Science & Technology Co. Ltd., (the “Company”) entered into an Exclusive Technical and Consulting Service Agreement effective as of May 18, 2010 (the “Service Agreement”).

WHEREAS, Pledgor is PRC citizen, and collectively holds a 100% equity interest in the Company, a company duly established and valid existing under the laws of PRC.

WHEREAS, in order to ensure that Pledgee collects the Consulting Service Fee (as such term is defined in the Service Agreement) from the Company, Pledgor is willing to pledge all of its equity interest in the Company as security.

NOW THEREFORE, intending to be bound hereby and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless it is otherwise stipulated, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	Pledge shall have the full meaning assigned to that term in Article II of this Agreement.

1.2	Equity Interest shall mean the 100% equity interest in the Company collectively held by Pledgee and all equity interests of the Company held by any other Pledgee from time to time.

1.3	Rate of Pledge shall mean the ratio between the value of the Pledge under this Agreement to the Consulting Service Fee under the Service Agreement.

1.4	Term of Pledge shall mean the period provided for under Article 3.2 hereunder.

1.5	Service Agreement shall mean the Exclusive Technical and Consulting Service Agreement entered into by and between the Company and Pledgee effective as of May 18, 2010.

1.6	Event of Default shall mean any event in accordance with Article 7 hereunder.

1.7	Notice of Default shall mean the notice of default issued by Pledgee in accordance with this Agreement.

ARTICLE II

PLEDGE

2.1	Pledgor pledges the Equity Interest in the Company as security for the payment of the Consulting Service Fee payable to Pledgee under the Service Agreement (the “Pledge”).

2.2	Pledgee, by virtue of the Pledge, shall be entitled to have priority in receiving any payment or proceeds from the auction or sale of the Equity Interest pledged by Pledgor to Pledgee.

ARTICLE III

RATE OF PLEDGE AND TERM OF PLEDGE

3.1	The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge:

3.2.1	The Pledge shall take effect as of the date that the Pledge is recorded in the register of shareholders of the Company and shall remain effective so long as this Agreement remains in effect.

3.2.2	During the term of Pledge, Pledgee shall be entitled to foreclose on the Pledge in accordance with this Agreement in the event that the Company fails to pay the Consulting Service Fee in accordance with the Service Agreement.

ARTICLE IV

PHYSICAL POSSESSION OF PLEDGE DOCUMENTS

4.1	During the term of the Pledge, Pledgee shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of the Company. Pledgor shall deliver the Contribution Certificate and the register of shareholders hereunder to Pledgee within one week after the date of this Agreement.

4.2	Pledgee shall be entitled to collect any dividends from the Equity Interest during the term of the Pledge.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PLEDGOR

5.1	Pledgor is the legal owner of the Equity Interest.

5.2	At any time Pledgee exercises its right under this Agreement, it shall be free from any interference.

5.3	Pledgee has the right to exercise or transfer the Pledge in accordance with this Agreement.

5.4	Pledgor shall not pledge or encumber the Equity Interest to any other person except for Pledgee.

ARTICLE VI

COVENANTS OF PLEDGOR

6.1	During the term of this Agreement, Pledgor covenants to Pledgee as follows:

6.1.1	Except for the transfer of the Equity Interest by Pledgor, Pledgee and the Company as contemplated by the Exclusive Equity Interest Purchase Agreement entered into by and among Pledgor, Pledgee and the Company effective as of May 18, 2010, Pledgor shall not transfer or assign the Equity Interest or create or permit to be created any pledge which may have an adverse affect on the rights or benefits of Pledgee without prior written consent from Pledgee.

6.1.2	Pledgor shall comply with all laws and regulations with respect to the right of Pledge, present Pledgee any notices, orders or suggestions relating to the Pledge issued or made by a relevant authority after receiving such notices, orders or suggestions and comply with such notices, orders or suggestions or object to the foregoing matters at the reasonable request of Pledgee or with the written consent of Pledgee.

6.1.3	Pledgor shall timely notify Pledgee of any events or the receipt of any notice which may affect the Equity Interest or any part of its right, which may change any of Pledgor’s covenants and obligations under this Agreement or which may affect Pledgor’s performance of its obligations under this Agreement.

6.2	Pledgor agrees that Pledgee’s right to exercise the Pledge shall not be suspended or hampered through any legal procedure instituted by Pledgor, any successors of Pledgor or any person authorized by Pledgor.

6.3	Pledgor warrants to execute in good faith and cause other parties who may have any interest in the Pledge to execute all title certificates, contracts or other documents, and/or perform and cause other parties who have interests to take action as required by Pledgee and provide access to exercise the rights and authorization vested in Pledgee under this Agreement, and execute all the documents with respect to the Equity Interest and promptly provide all the notices, orders and decisions related to the Equity Interest and deemed necessary by Pledgee to Pledgee within a reasonable time.

6.4	Pledgor warrants that it will comply with and perform all the guarantees, covenants, agreements, representations and conditions hereunder for the benefit of Pledgee. Pledgor shall compensate Pledgee for all losses suffered in the event that Pledgor does not fully perform its guarantees, covenants, agreements, representations or conditions hereunder and causes any damage to Pledgee.

ARTICLE VII

EVENTS OF DEFAULT

7.1	The occurrence of any of the events listed below shall be deemed as an Event of Default:

7.1.1	Failure by the Company to make full payment of the Consulting Service Fee, as provided under the Service Agreement.

7.1.2	Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein.

7.1.3	Pledgor violates any of the covenants under Article 6 herein.

7.1.4	Pledgor violates any of the terms or conditions hereof.

7.1.5	Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without the prior written consent of Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6	Any loan, security, compensation, covenant or other compensation liability of Pledgor (i) is required to be paid or performed in advance because of an event of default thereunder; or (ii) is due but cannot be paid or performed, which makes Pledgee reasonably believe Pledgor’s capability of performing under this Agreement has been affected.

7.1.7	Pledgor is incapable of paying its general debt or other debt.

7.1.8	The promulgation of relevant laws makes the performance of this Agreement illegal or makes Pledgor unable to perform its obligations under this Agreement.

7.1.9	The withdrawal, suspension, invalidation or material revision of any approval, permit or authorization from the relevant authorities needed to perform or validate this Agreement.

7.1.10	Any adverse change in the property of Pledgor that causes Pledgee to reasonably believe that Pledgor may be unable to perform its obligations hereunder.

7.1.11	The inability or refusal by any successor or assignee of the Company to pay the amounts due under the Service Agreement.

7.1.12	The occurrence of any other circumstances whereby Pledgee becomes incapable of exercising its right to foreclose on the Pledge.

7.2	Pledgor must immediately notify Pledgee in writing if Pledgor knows or is aware of any event stipulated in Article 7.1 or events that may reasonably lead to any event stipulated in Article 7.1.

7.3	Unless the event of default stipulated in Article 7.1 has been remedied to Pledgee’s sole and absolute satisfaction, Pledgee may (i) give a written notice of default to Pledgor and require Pledgor to immediately make full payment of the outstanding Consulting Service Fee under the Service Agreement and other payables or (ii) foreclose on the Pledge in accordance with Article 8 herein.

ARTICLE VIII

EXERCISE OF THE RIGHT OF THE PLEDGE

8.1	Prior to full payment of the Consulting Service Fee under the Service Agreement, Pledgor shall not transfer or assign the Equity Interest without prior written approval from Pledgee.

8.2	Pledgee shall give Notice of Default to Pledgor when Pledgee exercises its right to foreclose on the Pledge.

8.3	Subject to Article 7.3 herein, Pledgee may exercise the right to foreclose on the Pledge at any time following written Notice of Default.

8.4	Pledgee is entitled to priority receipt of any payment or proceeds from the auction or sale of all or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding Consulting Service Fee and all other payables under the Service Agreement are fully repaid.

8.5	Pledgor shall not hinder Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall give necessary assistance so that Pledgee may effectively realize the value of the Pledge.

ARTICLE IX

TRANSFER OR ASSIGNMENT

9.1	Pledgor shall not grant or transfer its rights or obligations hereunder without prior written consent from Pledgee.

9.2	This Agreement shall be binding upon and inure to the benefit of Pledgor and the successors of Pledgor.

9.3	Pledgee may transfer or assign all or any rights and obligations under the Service Agreement to any person (natural person or legal entity) at any time. Any assignee shall enjoy and undertake the same rights and obligations herein of Pledgee as if the assignee is a party hereto. To the extent Pledgee transfers or assigns its rights and obligations under the Service Agreement, at the request of Pledgee, Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.4	Upon Pledgee’s transfer or assignment, the new parties to the Pledge shall re-execute a Pledge contract.

ARTICLE X

TERMINATION

10.1	This Agreement shall expire on the date that is twenty-five (25) years following the date hereof, and this Agreement may be extended prior to termination upon written agreement executed by each Party.

ARTICLE XI

FORMALITIES FEES AND OTHER EXPENSES

11.1	Pledgor shall be responsible for all fees and actual expenditures in relation to this Agreement, including, but not limited to, legal fees, costs of production, stamp tax and any other taxes and charges. If Pledgee pays the relevant taxes in accordance with the laws, Pledgor shall fully reimburse Pledgee for any such taxes it pays.

11.2	Pledgor shall be responsible for all fees, including, but not limited to, any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge, incurred by Pledgor as a result of the failure of Pledgor to pay any payable taxes, fees or charges in accordance with this Agreement, or as a result of the fact that Pledgee has recourse to any foregoing taxes, charges or fees by any means or for any other reasons.

ARTICLE XII

FORCE MAJEURE

12.1	If the fulfilment of this Agreement is delayed or blocked due to a Force Majeure Event (as defined below), the Party affected by such a Force Majeure Event shall be free from any obligation to the extent of such delay or holdback. As used herein, the term “Force Majeure Event” shall mean any event which is out of the control of either Party, and which is unavoidable or insurmountable even if the Party affected by such event paid reasonable attention to it. A Force Majeure Event shall include, but not be limited to, government actions, natural disaster, fire, explosion, typhoons, floods, earthquakes, tide, lightning or war. However, any lack of credit, assets or financing shall not be deemed as a Force Majeure Event. The Party claiming the occurrence of a Force Majeure Event shall inform the other Party and provide the other Party with the steps of fulfilling the obligations of this Agreement.

12.2	The Party affected by such a Force Majeure Event shall be free from any obligation under this Agreement to the extent it is delayed or impeded provided that the Party affected by such a Force Majeure Event has made reasonable endeavors to perform the Agreement. Upon termination of the Force Majeure Event, the Parties agree to use reasonable best efforts to complete the transactions contemplated by this Agreement.

ARTICLE XIII

DISPUTE SETTLEMENT

13.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the PRC.

13.2	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through mutual agreement and negotiation. In case no settlement can be reached through consultation, each Party may submit such matter to the China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to any court with jurisdiction for enforcement.

ARTICLE XIV

NOTICES

14.1	Any notice which is given by the Parties for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice shall be the time when such notice actually reaches the addressee. Where such notice is transmitted by telex or facsimile, the notice time shall be the time when such notice is transmitted. If such notice does not reach the addressee on a business date or reaches the addressee after the business time, the date of notice shall be the next business day. The delivery place shall be the address first written above for each Party hereto or any other address provided to the other Parties in writing from time to time. Written method includes fax and telefax.

ARTICLE XV

APPENDIX

15.1	The Appendix of this Agreement as attached hereto is part of this Agreement.

ARTICLE XVI

EFFECTIVENESS

16.1	This Agreement and any amendments, supplements and modifications shall be in writing and come into effect upon execution by the Parties hereto.

16.2	This Agreement is executed both in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

[Equity Interest Pledge Agreement – Satellite - Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Pledgee:

Tri-Tech (Beijing) Co., Ltd. (seal)

By:	/s/ Warren Zhao
Name:	Warren Zhao
Its:	CEO

Pledgor:

/s/ Cheng Guang
Cheng Guang

/s/ Ma Hongzhi
Ma Hongzhi

APPENDIX

1.	The register of the shareholders of Beijing Satellite Science & Technology Co. Ltd.

2.	The Contribution Certificate of Beijing Satellite Science & Technology Co. Ltd.

3.	The Exclusive Technical and Consulting Service Agreement by and between Tri-Tech (Beijing) Co., Ltd. and Beijing Satellite Science & Technology Co. Ltd.